EXHIBIT 99

                              FOR IMMEDIATE RELEASE
                      ALL AMERICAN ANNOUNCES STOCK BUY BACK

Miami, FL - May 24, 1999 - All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading national distributor of electronic components, today announced that its board of directors has authorized the repurchase of up to $2 million in purchase price of the Company's common stock. The stock repurchases may, at the discretion of the Company's management, be made from time to time at prevailing prices in the open market or through privately negotiated transactions. The Company's management will base its decision on market conditions, the price of the Company's common stock and other factors. The Company intends to make stock repurchases using available cash flow from operations and/or available borrowings under its credit facility.

"This program reflects the board's confidence in our long-term prospects and our belief that our stock is currently undervalued," said Bruce M. Goldberg, President and Chief Executive Officer of All American.

All  American  is  recognized  as  the  nation's  6th  largest   distributor  of
semiconductors and the 15th largest electronic components distributor overall. The Company has offices in 32 strategic locations throughout North America.

To the extent that this press release discusses future performance, expectations, beliefs or intentions, or otherwise makes statements about our industry's or the Company's future, the statements are forward looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation, the amount and timing of shipments of previously booked customer orders, the effectiveness of the Company's business and marketing strategies, timing of delivery of products from suppliers, price increases from suppliers that cannot be passed on to the Company's customers at the same rate, the product mix sold by the Company, the Company's development of new customers, existing customer demand as well as the level of demand for products of its customers, utilization by the Company of excess capacity, availability of products from and the establishment and maintenance of relationships with suppliers, price erosion in and price competition for products sold by the Company, the ability of the Company to enter or expand new market areas in a cost effective manner, the ability of the Company to expand its product offerings and to continue to enhance its service capabilities and the timing and cost thereof, the ability of the Company to open new branches in a timely and cost-effective manner, the availability of acquisition opportunities and the associated costs, management of growth and expenses, the Company's ability to collect accounts receivable, price decreases on inventory that is not price protected, gross profit margins, including decreasing margins relating to the Company being required to have aggressive pricing programs, increased competition from third party logistics companies and e-brokers through the use of the Internet as well as from its traditional competitors, availability and terms of financing to fund capital needs, the continued enhancement of telecommunication, computer and information systems and the cost thereof, the achievement by the Company and its vendors and customers and other third parties with which the Company has a business relationship of Year 2000 compliance in a timely and cost efficient manner, the continued and anticipated growth of the electronics industry and electronic components distribution industry, the impact on certain of the Company's suppliers and customers of economic or financial turbulence in off-shore economies and/or financial markets, change in government tariffs or duties, currency fluctuations, a change in interest rates, the state of the general economy, the success of the Company in avoiding the delisting of its common stock from The Nasdaq Stock Market, the success of the Company in buying back its common stock pursuant to its stock repurchase program, and the other risks and factors detailed in the Company's filings with the Securities and Exchange Commission (including reports on Forms 10-K and Forms 10-Q) and in its other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements.

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CONTACT:
Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305) 621-8282 x1417